                                                                   EXHIBIT 99.2



              PRIVATE PLACEMENT AND REGISTRATION RIGHTS AGREEMENT


         THIS AGREEMENT is made and entered into as of this 24th day of June, 1996, by and among MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria"), and the persons and entities listed under the heading "Investors" on the signature pages hereof (individually, an "Investor", and collectively, the "Investors").

         WHEREAS, Matria, National Reproductive Medical Centers, Inc., a Delaware corporation ("NRMC"), NRMC Acquisition Corporation, a Delaware corporation ("Acquisition Corporation"), and the Investors entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which it is proposed that Matria's wholly-owned subsidiary, Acquisition Corporation, will merge with and into NRMC (the "Merger"), and all of the NRMC Securities held by persons other than Matria will be converted in the Merger into the right to receive either cash and Matria Common Stock or cash as determined in accordance with the Merger Agreement; and

         WHEREAS, the Merger Agreement contemplates that Matria and the Investors shall enter into this Agreement concurrently with the Merger Agreement,

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and other good and valuable consideration, the parties hereto covenant and agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as provided in the Merger Agreement.

         2.1 Investment Intent. Each Investor and each holder of NRMC Capital Stock electing to receive Matria Common Stock in the Merger severally, as to itself, only:

                 (a) represents that the Matria Common Stock and the Matria Options are being acquired for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act except as contemplated by Section 3 hereof;

                 (b) acknowledges that neither the Matria Common Stock nor the Matria Options to be received hereunder have been registered under the Securities Act;

                 (c) represents that it is an "accredited investor" within the meaning of Rule 501 of the Securities Act or that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Matria Common Stock, and that the information provided to Matria in the questionnaire completed by such Investor is true and correct;

                 (d) acknowledges that it received prior to executing this Agreement the Matria Disclosure Documents listed in Schedule A to this Agreement;

                 (e) acknowledges that Matria has made available to it at a reasonable time prior to its execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to obtain any additional information which Matria possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information referred to in (d) above; and

                 (f) agrees that it will not sell or otherwise transfer any of the Matria Common Stock except pursuant to the registered offerings contemplated by Section 3 hereof or in one or more private transactions if, in the opinion of counsel reasonably satisfactory to Matria, such transaction or transactions are not required to be registered under the Securities Act.

         2.2 Legend. Each certificate representing the Matria Common Stock issued pursuant to Article 3 of the Merger Agreement shall include a legend in substantially the following form:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM, OR IN THE ABSENCE OF RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT IT MAY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

         3.1     Registration by Matria.    As soon as practicable after the
Closing Date but in no event later than August 30, 1996, Matria shall file a registration statement under the Securities Act (the "Registration Statement") with respect to resales by the Investors and any other holder of NRMC Capital Stock electing to receive Matria Common Stock in the Merger (collectively, the "Holders") of the Matria Common Stock issued pursuant to Article 3 of the Merger Agreement and shall cause such registration to become effective as soon as practicable thereafter.





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

         3.2 Registration Statement Form. The registration provided pursuant to Section 3.1 shall be effected by the filing of a Registration Statement on Form S-3.

         3.3 Expenses. Except as otherwise prohibited by applicable law, Matria will pay all expenses of registration including, without limitation, fees and disbursements of counsel for Matria, blue sky fees and expenses, and accountants' expenses including without limitation any special audits or "comfort" letters incident to or required by any such registration, transfer taxes, fees of transfer agents and registrars, costs of insurance, and any fees and disbursements of underwriters, customarily paid by issuers of securities, but excluding underwriting discounts and commissions and fees of any counsel for the Holders.

         3.4     Obligations with Respect to Registration.

                 (a) In connection with the registration of the Matria Common Stock, Matria shall:

                          (i) promptly prepare and file with the Commission any amendments (including post-effective amendments) and supplements to the Registration Statement and to the prospectus included therein (the "Prospectus") as may be necessary to keep such Registration Statement continuously current and effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all Matria Common Stock covered by such Registration Statement for the period required to effect the distribution of such Matria Common Stock, provided, that such obligation shall expire upon the earlier of (i) two years following the Closing Date of the Merger, or (ii) 30 days after Matria gives notice to each Holder of Matria Common Stock covered by the Registration Statement of its intention to terminate such registration, which notice shall not be given earlier than 240 days after the Effective Date of such registration statement;

                         (ii) notify the Holders and confirm such advice in writing, (w) when such Registration Statement becomes effective, (x) when the filing of any post-effective amendment to such Registration Statement or supplement to the Prospectus is required, when the same is filed and, in the case of a post-effective amendment, when the same becomes effective, (y) of any request by the Commission for any amendment of or supplement to such Registration Statement or the Prospectus or for additional information and (z) of the entry of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, and, if such stop order shall be entered, Matria shall use its best efforts promptly to obtain the lifting thereof; and

                          (iii) furnish at Matria's expense to the Holders (x) at a reasonable time prior to the filing thereof with the Commission a copy of the Registration





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

         Statement in the form in which Matria proposes to file the same; not later than one day prior to the filing thereof, a copy of any amendment (including any post-effective amendment) to such Registration Statement; and promptly following the effectiveness thereof, a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference, and (y) such number of copies of the preliminary, any amended preliminary, and final Prospectus and of each post-effective amendment or supplement thereto, as may reasonably be required in order to facilitate the disposition of the Matria Common Stock covered by such Registration Statement in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, but only while Matria is required under the provisions hereof to cause the Registration Statement to remain effective.

                 (b) Each of the Holders receiving Matria Common Stock hereunder shall furnish to Matria such information regarding such Holder and the distribution of the Matria Common Stock as Matria may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

         3.5     Holdback Agreements.

                 (a) Notwithstanding any provision of this Agreement to the contrary, in the event Matria notifies the Holders that Matria intends to file a registration statement in connection with an underwritten offering (other than a shelf offering) (the "Offering") by Matria of any of its Common Stock after the later of (i) six months from the date of this Agreement and
(ii) three months after the effectiveness of the Registration Statement, the Holders shall refrain from selling or otherwise distributing any Matria Common Stock within the period requested in writing by the managing underwriter for such Offering, which period shall begin no earlier than two days (subject to prior written notice thereof) prior to the effective date of such registration statement and shall end no later than 90 days after such effective date (the "Offering Restricted Period"); provided, however, that the Holders shall not be required to refrain from selling in connection with any Offering unless (i) Matria and all of the directors and executive officers of Matria are also required to refrain from selling for a comparable period with respect to any shares not registered for sale by them in such Offering pursuant to contractual registration rights in effect on the date of this Agreement; and (ii) each of the Holders whose shares of Matria Common Stock are covered by the Registration Statement shall be given the opportunity to include such Matria Common Stock in the Registration Statement filed in connection with such Offering unless the managing underwriter of the Offering in good faith believes that the size of the Offering should be limited to a number of shares less than that requested to be registered by Matria and the Holders and all other persons having contractual rights to include securities in such Registration Statement ("Other Holders"), in which case the number of shares to be registered on behalf of the Holders shall be reduced on a proportional basis, together with





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

shares requested to be registered by all Other Holders, it being understood that the Company shall have priority as to sales over the Holders and each Other Holder. The foregoing holdback agreement by the Holders shall be applicable only to the first such underwritten offering in any twelve-month period. If a Registration Statement filed pursuant to Section 3.1 is in effect at any time during the Offering Restricted Period and Holders are not permitted to include in the Registration Statement filed for the Offering all shares requested by Holders to be included in the Offering, Matria's obligation under
Section 3.4(a) to keep such registration statement current and effective shall be extended for a number of days equal to the number of days such Registration Statement was in effect during the Offering Restricted Period, for such or, if earlier, until (i) the date on which all of the Matria Common Stock initially covered thereby has been disposed of or (ii) until the date on which the holding period required under the Commission's Rule 144(d)(1) with respect to such Common Stock shall have been satisfied.

                 (b) Notwithstanding anything set forth herein to the contrary, in the event that Matria notifies the Holders in writing (the "Disclosure Notice") that Matria desires to amend the Registration Statement or to supplement the prospectus in order to disclose material information required to be disclosed in the prospectus included in such registration statement, as then in effect, in order to correct an untrue statement of a material fact or to disclose an omitted material fact that is required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Holders shall refrain from selling Matria Common Stock thereunder until Matria notifies the Holders in writing that the required amendment or supplement has been filed with the Commission or until 120 days following the Disclosure Notice, whichever is earlier (the "Disclosure Restricted Period"). If a registration statement filed pursuant to Section 3.1 is effective at the time during the Disclosure Restricted Period, Matria's obligation under Section 3.4(a) to keep such Registration Statement current and effective shall be extended for a number of days equal to the number of days such Registration Statement was in effect during the Disclosure Restricted Period, or, if earlier, until (i) the date on which all of the Matria Common Stock initially covered thereby has been disposed of or (ii) until the holding period required under the Commission's Rule 144(d)(1) with respect to such Common Stock shall have been satisfied.

         3.6 SEC Filings. Matria will use commercially reasonable efforts to timely file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted thereunder to the extent required to enable the sale of the Matria Common Stock pursuant to a Registration Statement filed on Form S-3 or pursuant to Rule 144 promulgated under the Securities Act for the period commencing on the date hereof and ending on the earlier of (i) three years from the Closing Date or (ii) the sale by the Holders of all of the Matria Common Stock referred to in Section 3.1.





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

         3.7     Indemnification and Contribution.

                 (a) By Matria. In connection with the registration under the Securities Act of the Matria Common Stock pursuant to this Section 3, Matria shall indemnify and hold harmless the Holders and each other person, if any, who controls any of the Holders within the meaning of Section 15 of the Securities Act ("controlling persons"), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof) ("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Matria Common Stock was registered under the Securities Act, in any preliminary Prospectus (if used prior to the effective date of such Registration Statement) or in any final Prospectus or in any post-effective amendment or supplement thereto (if used during the period Matria is required to keep the Registration Statement effective) (the "Disclosure Documents"), or (ii) any omission or alleged omission to state in any of the Disclosure Documents a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (iii) any violation of any federal or state securities laws or rules or regulations thereunder committed by Matria in connection with the performance of its obligations under this Section 3; and Matria will reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality with respect to any offering of securities pursuant to this Section 3, but excluding any amounts paid in settlement of any action, suit, arbitration, proceeding, litigation or investigation (collectively "Litigation"), commenced or threatened, if such settlement is effected without the prior written consent of Matria; provided, however, that Matria shall not be liable to an indemnified party or any other Holder or controlling person of any other Holder in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or omission or alleged omission (x) made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to Matria by such indemnified party for use therein, or (y) made in any preliminary Prospectus if a copy of the final Prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of such Matria Common Stock to such person and the untrue statement or omission concerned had been corrected in such final Prospectus and copies thereof had timely been delivered by Matria to such indemnified party, or (z) made in any Prospectus used by such indemnified party if a court of competent jurisdiction finally determines that at the time of such use such indemnified party had actual knowledge of such untrue statement or omission; or (ii) the use of any Prospectus after such time as Matria has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or the use of any Prospectus after such time as the obligation of Matria to keep the same current and effective has expired. In determining the actual knowledge of an indemnified party for purposes of clause (i)(z) above, the actual knowledge (without any requirement of due





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

inquiry) of a controlling person of the Holders who is also a director of Matria shall be imputed to the Holders (and its other controlling persons).

                 (b) By the Holders. In connection with the registration under the Securities Act of the Matria Common Stock of the Holders pursuant to this Section 3, the Holders receiving such Matria Common Stock shall, severally, indemnify and hold harmless Matria, each of its directors, each of its officers who have signed such Registration Statement and each other person, if any, who controls Matria within the meaning of Section 15 of the Securities Act, and each other Holder and each controlling person of such Holders against any Losses to which such indemnified party may become subject under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to Matria by such indemnifying party for use therein; (ii) the use by such indemnifying party of any Prospectus after such time as Matria has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or after such time as the obligation of Matria to keep the Registration Statement effective and current has expired, or (iii) any information given or representation made by such indemnifying party in connection with the sale of Matria Common Stock which is not contained in and not in conformity with the Prospectus (as amended or supplemented at the time of the giving of such information or making of such representation); and such indemnifying party shall reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality relating to any such claims with respect to any offering of securities pursuant to this Section 3, but excluding any amounts paid in settlement of any Litigation, commenced or threatened, if such settlement is effected without the prior written consent of such indemnifying party.

                 (c) Actions Commenced. If a third party commences any action or proceeding against an indemnified party related to any of the matters subject to indemnification under Section 3.7(a) or (b) hereof, such indemnified party shall promptly give notice to the indemnifying party in writing of the commencement thereof, but failure so to give notice shall not relieve the indemnifying party from any liability which it may have hereunder unless the indemnifying party is prejudiced thereby.

                          The indemnifying party shall be entitled to control
the defense or prosecution of such claim or demand in the name of the indemnified party, with counsel satisfactory to the indemnified party, if it notifies the indemnified party in writing of its intention to do so within 20 days of its receipt of the notice from the indemnified party without prejudice, however, to the right of the indemnified party to participate therein through counsel of its own choosing, which participation shall be at the indemnified party's





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expense unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would represent a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party), in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party, or (ii) the indemnifying party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying party chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith.

                 (d) Contribution. If the indemnification provided for in subsections (a) or (b) of this Section 3.7 is unavailable to or insufficient to hold the indemnified party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) Matria or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) Limitation of Liability of Holders. The indemnification obligation under Section 3.7(b), and the contribution obligation under Section 3.7(d), of a Holder shall be limited to the amount of proceeds received by such Holder upon the sale of Matria Common Stock under the registration statement filed pursuant to this Section 3.

         4.1 Notices. All notices and other communications required to be given hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered by hand; if given by mail, three (3) days after the date of mailing, postage prepaid, certified or registered mail to a party hereto at the address set forth below; if given by facsimile, upon transmission to the number set forth below provided written confirmation is sent to the address below; if given by overnight delivery service addressed to the address set forth below, the business day following the day on which such notice is sent:





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


                 If to Matria:

                          Matria Healthcare, Inc.
                          1850 Parkway Place, 12th Floor
                          Marietta, Georgia  30066
                          Attention:  J. Brent Burkey, Esq.
                          Facsimile: (770) 432-7769

                 With a copy to:

                          Troutman Sanders LLP
                          NationsBank Plaza
                          600 Peachtree Street, N.E.
                          Suite 5200
                          Atlanta, Georgia  30308-2216
                          Attention:  James L. Smith, III, Esq.
                          Facsimile: (404) 885-3900

                 If to the Investors:

                          To the address of such Investor set forth beneath its signature below.

                 If to any other Holder:

                          To the address specified in such Holder's form of election to receive Matria Common Stock in the Merger.

Any party hereto may change its address for purposes of receiving notice pursuant to this Agreement by giving notice of such new address to each other party hereto.

         4.2 Interpretation. The Sections and paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

         4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Telecopy transmission of signatures shall be deemed originals.

         4.4 Miscellaneous. This Agreement, including its Exhibits (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof; (iii) shall not be assigned by operation of





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

law or otherwise; and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware.

         4.5 Diligence. Each of the parties certifies that he, she or it has (a) received a copy of this Agreement for review and study before being asked to execute it; (b) read this Agreement carefully; (c) had sufficient opportunity before he, she or it executed this Agreement to ask questions about this Agreement, to which he, she or it has received satisfactory answers to any such questions; and (d) understands his, her or its rights and obligations under this Agreement.

         4.6 Binding Effect. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by or against the parties and their respective legal representatives, heirs, successors and permitted assigns.

         4.7 Severability. If any part of this Agreement or other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect to the greatest extent permitted by law.

         4.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.





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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

                                        MATRIA

                                        MATRIA HEALTHCARE, INC.

(CORPORATE SEAL)
                                        By:  _____________________________
                                             Name:
                                             Title:



                                      INVESTORS

                                        FERTILITY CENTER PARTNERS

                                        By:_______________________________
                                        Title:____________________________


                                        GEOFFREY SHER, M.D.

                                        __________________________________

                                        Address:

                                        __________________________________
                                        __________________________________
                                        __________________________________

                                        IRA of GEOFFREY SHER, M.D.



                                        Address:

                                        __________________________________
                                        __________________________________
                                        __________________________________

                      [SIGNATURES CONTINUED ON NEXT PAGE]


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                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                        TRUSTEE,
                                        KNUTZEN 1992 CHILDREN'S TRUST

                                        __________________________________

                                        Address:

                                        __________________________________
                                        __________________________________
                                        __________________________________

                                        TRUSTEE,
                                        KNUTZEN 1992 IRREVOCABLE TRUST



                                        Address:

                                        __________________________________
                                        __________________________________
                                        __________________________________

                                        VICTOR KNUTZEN, M.D.



                                        Address:

                                        __________________________________
                                        __________________________________
                                        __________________________________

                      [SIGNATURES CONTINUED ON NEXT PAGE]





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

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                        TRUSTEE,
                                        SHER 1992 CHILDREN'S TRUST



                                        Address:

                                        __________________________________
                                        __________________________________
                                        __________________________________

                                        TRUSTEE,
                                        SHER 1992 IRREVOCABLE TRUST



                                        Address:

                                        __________________________________
                                        __________________________________
                                        __________________________________

                                        HARLEY J. EARL, II



                                        Address:

                                        __________________________________
                                        __________________________________
                                        __________________________________

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

                                   SCHEDULE A


       LIST OF DOCUMENTS RECEIVED FROM MATRIA HEALTHCARE, INC. FOR REVIEW


1. Joint Proxy Statement/Prospectus dated February 8, 1996 regarding the merger among Healthdyne, Inc., Tokos Medical Corporation (Delaware) and Matria Healthcare, Inc.

2. Form 10-K of Matria Healthcare, Inc. for the fiscal year ended December 31, 1995.

3. Press Release dated May 1, 1996 issued by Matria Healthcare, Inc. to announce its results of operations for the first quarter of 1996.

4. Draft of the agreements to be entered into by each of Dr. Geoffrey Sher and Harley J. Earl, II related to the Matria Healthcare, Inc. stock they will receive in the proposed transaction.

5.       Form 10-Q of Matria Healthcare, Inc. for the three months ended March
         31, 1996.